UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2004

Commission File No. 001-12392

NDCHealth Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	58-0977458
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

NDC Plaza, Atlanta, Georgia	30329-2010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 728-2000

None

(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated April 19, 2004.

Item 9. Regulation FD Disclosure

EBITDA

EBITDA is a key measurement related to our debt covenants. EBITDA is defined in our credit agreement as income before equity in losses of affiliated companies, plus income taxes, interest expense, depreciation and amortization, and certain other non-cash charges, less minority interest in income and losses. EBITDA is not a Generally Accepted Accounting Principle (GAAP) measurement and may not be comparable to EBITDA reported by other companies. The table below reconciles EBITDA for the three months ended February 27, 2004 and February 28, 2003 to our results determined under GAAP.

(in thousands)	Three months ended February 27, 2004	Three months ended February 28, 2003
Net income	$9,276	$(3,700)
Equity in losses of affiliated companies	410	359
Income taxes	5,811	3,121
Interest expense and related costs	7,471	8,020
Depreciation and amortization	9,761	7,842
Amortization of restricted stock	684	344
Other non-cash charges	392	17,238
Minority interest in losses	(776)	(185)

EBITDA	$33,029	$33,039

Free Cash Flow

In light of our goal of reducing our levels of senior debt and interest expense, we believe that free cash flow is a meaningful measure of our ability to generate cash for the payment of debt. We define free cash flow as net cash provided by operating activities less capital expenditures and dividends paid. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies. The table below reconciles free cash flow for the nine months ended February 27, 2004 and February 28, 2003 to our results determined under GAAP.

(in thousands)	Nine months ended February 27, 2004	Nine months ended February 28, 2003
Net cash provided by operating activities	$70,365	$70,281
Capital expenditures	(33,633)	(31,767)
Dividends paid	(4,254)	(4,170)

Free cash flow	$32,478	$34,344

CAUTIONARY NOTICE REGARDING

NON-GAAP MEASURES AND

FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The statements related to the Company’s expected business outlook and the Company’s guidance for fiscal year 2004 are forward-looking statements. In general, forward-looking statements may include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in the forward-looking statements. Among other things, the Company’s business outlook and the projected results for the remainder of fiscal year 2004 are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control. Some of management’s assumptions that underlie the Company’s forward-looking statements include, among others, assumptions regarding demand for the Company’s products, the cost and timing of product upgrades and new product introductions, gains in market share, industry conditions affecting the Company’s customers, expected pricing levels, expected growth of revenue and net income, the timing and cost of planned capital expenditures, any regulatory action, outcomes of pending or threatened litigation, the aging of accounts receivable from the company’s value-added resellers and levels of inventory purchased by these VARs, as well as recognition of VAR revenue and the adequacy of associated VAR accounts-receivable reserves, and expected synergies relating to acquisitions, joint ventures and alliances.

Additional factors that could cause results to materially differ from current expectations include, but are not limited to, the following:

•	intense competition could damage our sales and profitability;

•	our substantial indebtedness could adversely affect our financial health;

•	we may lose customers or revenue due to consolidation in the healthcare industry;

•	our profitability could suffer if we are unable to continue our expansion in new and existing markets;

•	failure to install our backlog of pharmacy and hospital systems could negatively impact our revenue and profitability;

•	defaults in payment or a material reduction in purchases of our products by large customers could have a significant negative impact on our financial condition, results of operations and liquidity;

•	we may spend significant resources developing and promoting new products or solutions that may not meet the demands of our customers;

•	interruptions may occur in some of our information services;

•	proprietary technology protections may not be adequate and proprietary rights may infringe on rights of third parties;

•	recent and future combinations and strategic relationships may not be profitable;

•	complex state and federal regulations could depress the demand for information products or impact the availability to us of certain data, and we could incur redesign costs or be subject to penalties;

•	changes in the United States healthcare environment could have a material negative impact on our revenues;

•	unanticipated changes in our accounting policies may be required because of mandates by standards setting organizations and could have a material impact on our financial statements;

•	we may need additional capital to continue our growth and expansion; and

•	our data suppliers may restrict or modify access to their data.

For further discussion of the factors noted above and other relevant factors, please see the information set forth under the caption “Additional Factors That May Affect Future Performance” in Item 7 of our Annual Report on Form 10-K/A for the fiscal year ended May 30, 2003, which are incorporated herein by this reference.

Forward-looking statements speak only as of the date they are made, and the Company disclaims any obligation to update or amend these statements in light of new information, future events or otherwise. Forward-looking statements are only predictions and are not guarantees of performance.

Item 12. Results of Operations and Financial Condition

On April 19, 2004, NDCHealth Corporation issued a press release announcing financial results for its third fiscal quarter ended February 27, 2004. The full text of the press release is attached as Exhibit 99.1.

The information in this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless expressly set forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NDCHealth Corporation
(Registrant)

By:	/s/ Randolph L.M. Hutto
Randolph L.M. Hutto
Chief Financial Officer
(Authorized Signing Officer and Principal Financial Officer)

Date: April 19, 2004